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                                                               EXHIBIT (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                                    MADE BY

                             STIFEL FINANCIAL CORP.
                     FOR 850,000 SHARES OF ITS COMMON STOCK
                (AND ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 10, 2003, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase for Cash, dated September 5, 2003 (the "Offer to Purchase") setting forth the Offer by Stifel Financial Corp. ("Stifel"), a Delaware corporation, to purchase 850,000 shares common stock (and associated preferred stock purchase rights) at a price of $13.25 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase. Also enclosed herewith is certain other material related to the offer, including a letter to stockholders from Ronald J. Kruszewski, Chairman and Chief Executive Officer of Stifel. Capitalized terms used and not defined herein have the meanings ascribed to them in the Offer to Purchase. Stifel reserves the right, in its sole discretion, to purchase more than 850,000 shares under the Offer, subject to applicable law.

     As described in the Offer to Purchase, if more than 850,000 shares have been validly tendered and not withdrawn prior to the Expiration Date, we will purchase shares in the following order of priority: First, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares (not including shares held in Stifel's 401(k) Plan) who properly tender all their shares and do not withdraw them before the Expiration Date; and second, all shares tendered properly and not withdrawn prior to the Expiration Date, on a pro rata basis if necessary.

     We are the holder of record of shares held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

     Please instruct us as to whether you wish us to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is directed to the following:

          1. The Offer is for 850,000 shares. Upon the terms and subject to the conditions of the Offer, Stifel may purchase, pursuant to the Offer, an additional amount not exceeding 2% of the outstanding shares of Stifel common stock without amending or extending the Offer, subject to applicable law.

          2. You may tender your shares at prices of $13.25 per share, net to you in cash, without interest.

          3. The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

          4. The Offer, proration period, and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, October 10, 2003, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on Stifel's purchase of shares in the Offer. Stockholders, however, may incur fees associated with the tendering of shares held in custodial or other beneficiary accounts. Any stock transfer taxes applicable to the purchase of shares by Stifel pursuant to the offer will be paid by Stifel, except as otherwise provided in Instruction 6 of the Letter of Transmittal.
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          6. If you own beneficially or of record an aggregate of fewer than 100 shares (not including shares held in Stifel's 401(k) Plan), and you instruct us to tender on your behalf all such shares before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, Stifel, upon the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

          7. Stifel's Board of Directors has approved the offer. However, you must make your own decision whether to tender shares and, if so, how many shares to tender. Neither Stifel nor its Board of Directors makes any recommendation to any stockholder as to whether to tender or refrain from tendering shares. See the Offer to Purchase for information regarding the intentions of Stifel's directors and executive officers with respect to tendering shares pursuant to the offer.

     If you wish to have us tender any or all of your shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing, and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the offer.

     The Offer is being made to all stockholders of Stifel. Stifel is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Stifel becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, Stifel will make a good faith effort to comply with such law. If, after such good faith effort, Stifel cannot comply with such law, the offer will neither be made to (nor will tenders be accepted from or on behalf of) the stockholders of shares residing in such jurisdiction. In any jurisdiction in which the securities or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on Stifel's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                                INSTRUCTION FORM

                           Offer to Purchase for Cash
                                    made by
                             Stifel Financial Corp.
                                   ("Stifel")
                     for 850,000 shares of its Common Stock
                (and associated Preferred Stock Purchase Rights)

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase for Cash, dated September 5, 2003 (the "Offer to Purchase") setting forth the Offer by Stifel, a Delaware corporation, to purchase 850,000 shares of common stock (and associated preferred stock purchase rights) at a price of $13.25 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     This will instruct you to tender to Stifel the number of shares indicated below (or, if no number is indicated below, all shares) that are held by you for the account of the undersigned at $13.25 per share, upon the terms and subject to the conditions of the Offer.

                                SHARES TENDERED

[ ] If fewer than all shares are to be tendered, please check this box and indicate below the aggregate number of shares to be tendered by us.

    ------------------------- shares

     Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

                                    ODD LOTS
               (SEE INSTRUCTION 17 OF THE LETTER OF TRANSMITTAL)

     To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on September 5, 2003, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 shares.

[ ] The undersigned is the beneficial owner of an aggregate of fewer than 100 shares (not including shares held in Stifel's 401(k) Plan) and is tendering all such shares.

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THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                                        SIGN HERE

                                         ---------------------------------------
                                                        SIGNATURE

                                         ---------------------------------------
                                         (ADDITIONAL SIGNATURE IF MORE THAN ONE
                                                         OWNER)

                                         ---------------------------------------
                                                   NAME (PLEASE PRINT)

                                         ---------------------------------------
                                             (TAXPAYER IDENTIFICATION NUMBER
                                              OR SOCIAL SECURITY NUMBER, AS
                                                       APPLICABLE)

                                         Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                         Telephone Number:
                                                          ----------------------

Date:
---------------------  , 2003

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